Exhibit 10.8

Three-party Distribution Agreement

among Zhengxing Wheel Group Co., Ltd., Tier-one Distributors and Exclusive Tier-two Distributors

Party A: Zhengxing Wheel Group Co., Ltd.

Party B: (distributor)

Party C: (retailer)

Whereas:

Party A is a leading wheel manufacturing enterprise in the wheel manufacturing industry in China;

Party B is a tier-one distributor of Party A’s                      products covering the regions of                     ;

Party C is the exclusive tier-two distributor of Party B’s                      products covering the regions of                     .

For amicable cooperation, Party A, Party B and Party C hereby reach the following agreement:

I.	Store Decoration

1.	Party C shall decorate its store pursuant to the decoration standards as furnished by Party A.

2.	The store advertisements shall be selected by Party B, confirmed by Party A’s sales personnel and collectively fabricated by Party A pursuant to established standards; the expenses of such advertisements shall be reimbursed by Party A pursuant to its established standards.

3.	The store advertisements shall be used for no other purposes during the term of this Agreement. Otherwise, Party C shall bear the fabrication expenses thereof. Party C shall notify Party B of any damages to the store advertisements in a timely manner and repair or replace such damaged advertisements. The expenses for repairs or replacements shall be reimbursed by Party A pursuant to Party A’s established standards.

II.	Sales of Party A’s Wheel Products

1.	Rebates shall be calculated based on Party C’s sales revenue (tax excluded) of Party B’s products.

2.	Party B shall give rebates of to Party C with sales revenue within RMB per month; if the sales revenue exceeds RMB , Party B shall give rebates of to Party C for each increment of sales revenue of RMB .

3.	Party C must only sell Party A’s products. If Party C sells similar products from any other manufacturer in any form, Party A shall be entitled to notify Party B to cancel the rebates payable to Party C.

4.	Party C shall sell the products at the retail prices as determined by Party A and Party B. If Party C sells the products at lower prices than such determined prices, Party A / Party B shall be entitled to penalize Party C as follows:

For a first-time violation, Party A will impose a fine of RMB                     /set and cancel the rebates for that month;

For a second-time violation, Party A will impose a fine of RMB                     /set, require Party B to increase the product price by RMB                     /set and cancel the rebates for that month;

For a third-time violation, Party A will require Party B to stop the supply of products and cancel the rebates for that month.

5.	Party C shall sell within Party B’s designated region and cross-regional sales are strictly forbidden. If Party C makes any cross-regional sales, Party A/Party B shall be entitled to penalize Party C as follows:

For a first-time violation, Party C shall be criticized and warned and the rebates of the month shall be cancelled;

For a second-time violation, a fine of RMB                     /set shall be imposed and the rebates for that month shall be cancelled;

For a third-time violation, a fine of RMB                     /set shall be imposed, Party A will order Party B to stop the supply of products, and the rebates of the month shall be cancelled.

6.	Party B shall transfer the rebates to Party C’s accounts in the following month. If Party B fraudulently fails to transfer the said payables to Party C, Party A shall be entitled to deduct such rebates from Party B’s credit deposit and pay the rebates directly to Party C. In such case, Party A will also collect a fine equivalent to double the rebates from Party B.

7.	Party C shall comply with all applicable laws and regulations when conducting its sales activities.

8.	Party A together with Party B will conduct evaluations on Party C’s sales activities each year and decide if this Agreement shall be renewed with Party C for the next year based on the evaluation results.

III.	After-sales Services

1.	Party C shall provide after-sales services strictly pursuant to the Rules on After-sales Services (see Annex 1), and shall not act fraudulently.

2.	Party C shall record the sales date, code and user information for any Party A’s wheel products in a truthful, accurate and complete manner, so that Party A and Party B can carry out spot-checks. Party B shall be entitled to reject any claims if any dispute arises from absence of necessary records.

IV.	Training

1.	Party B and Party C shall actively dispatch its personnel to attend any training organized by Party A.

2.	Party A and Party B shall be obliged to train and guide Party C’s personnel on the knowledge and sales of the wheels, so that Party C can better introduce the advantages and characteristics of Zhengxing products to customers.

V.	Confidentiality

All parties agree that all documents, records, correspondences, information and transactions (including the content of this Agreement) relating to the operations or businesses of any party shall be kept strictly confidential. Without prior written consent from the other parties, no party may disclose any of the confidential information to any third party, unless such information is already available to the general public or the disclosing party is compulsorily requested to do so by relevant governmental or judicial authorities.

VI.	Force Majeure

If performance of this Agreement is prevented in full or in part due to any force majeure event (e.g. war, earthquake, flood, fire, snowstorm, etc.), the affected party shall be exempt from a breach of contract liabilities in full or in part based on the extent it is affected by the event, provided that it promptly notifies the other parties in writing (telefax or fax), and conducts all possible activities to minimize the losses associated therewith. After the effects of the force majeure event have been mitigated or disappeared, the affected party shall promptly resume performance of this Agreement to the maximum extent.

VII.	Agreement Termination

1.	If the force majeure events last for more than sixty days, all parties shall be entitled to terminate this Agreement.

2.	This Agreement may be terminated upon mutual agreement by all parties.

3.	Party A and Party B shall be entitled to terminate this Agreement under any of the following circumstances:

(1)	Party C is found to have sold similar products from other manufacturers twice;

(2)	Party C is found to have sold Party A’s wheel products at lower prices than the determined prices four times;

(3)	Party C is found to have sold Party A’s products beyond its distribution regions four times; and

(4)	Other material breach of this Agreement by Party C.

VIII.	Agreement Effectiveness

This Agreement shall take effect from January 1,                      and is valid for one year. The amendment of this Agreement shall be made in writing after a consensus is reached among all parties. This Agreement shall be automatically renewed for another year upon the expiration of each term thereof, unless all parties agree otherwise.

IX.	Governing Laws and Dispute Settlement

1.	The establishment, performance and interpretation of this Agreement and the settlement of any dispute arising thereof are subject to the laws of the People’s Republic of China.

2.	All parties shall settle any dispute in connection with or arising from the performance of this Agreement in the manner of amicable negotiations. If such disputes cannot be settled in such a manner within 30 days after negotiations have started, any party shall be entitled to institute legal proceedings in Zhangzhou Municipal People’s Court.

X.	This Agreement is signed in triplicate and each party holds one copy. All three copies shall have the same legal effect.

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[This page is used for signatures]

Party A (Company Seal): Zhengxing Wheel Group Co., Ltd.

Party B (Company Seal):

Party C (Company Seal):

Annex 1: Rules on After-sales Services

I.	Scope of Acceptable Claims

The following conditions that occur within three months after use of Zhengxing’s wheel products (6.50-20 or larger specifications):

1.1	Cracked weld seams;

1.2	Oversize that causes tire abrasion and undercut (refunded fully within 10 days; replaced after 10 days with a charge of a wear and tear cost of RMB60 for each wheel set);

1.3	Air leakage of tubeless (vacuum) wheel.

II.	Scope of Unacceptable Claims

Claims arising from the following conditions are unacceptable:

2.1	Cracked wheel rims on the bigger and smaller sides.

2.2	Periphery, inward and outward cracks of bolt holes;

2.3	Welding, renovation and reinforcement of wheels without approval;

2.4	Damaged wheels due to unmatched tires.

III.	Instructions

3.1	Sixteen inch wheels and locking rings are not within the scope of acceptable claims;

3.2	Wheels shall not enjoy any further after-sales services after claims have been settled;

3.3	Party A and Party B are only responsible for claims relating to products and bear no joint and several liabilities for other losses;

3.4	Specific claims shall be settled based on negotiations amongst all parties.